UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2007

Airtrax, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-25791	22-3506376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Freeway Drive Unit One, Blackwood, NJ 08012
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (856) 232-3000

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Management of Airtrax, Inc. (the “Company”), in conjunction with its independent registered public accounting firm and professional advisors, conducted an analysis of the Company’s various financial instruments and agreements involving convertible debt and common stock financings accompanied by warrants, with a particular focus on the accounting treatment of derivative financial instruments under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), the Emerging Issues Task Force issued EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock (“EITF 00-19”), and FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“FSP No. EITF 00-19-2”), (collectively, the “Derivative Accounting Pronouncements”). Accordingly, certain accounting policies previously considered by the Company to reflect what was deemed to be appropriate at the time when the financings were previously reported, have been modified by recent interpretations, including the Derivative Accounting Pronouncements.

On November 2, 2007, as a result of this analysis, the Company decided to restate its previously filed financial statements in the annual reports for the years ended December 31, 2004, 2005 and 2006 filed on Form 10-KSB, together with the quarterly reports on Form 10-QSB for the quarters ending March 31, 2005, June 30, 2005, September 30, 2005, March 31, 2006, June 30, 2006, September 30, 2006, March 31, 2007, and June 30, 2007 (collectively, the “Reports”). The restatement is required to properly reflect the Company’s financial results for certain non-cash, and non-operational related charges or credits to earnings associated with both embedded and freestanding derivative liabilities, and the accounting for certain derivatives under the control of the issuer due to the revised interpretation and implementation of the Derivative Accounting Pronouncements. As a result, such financial statements included within the Reports noted above should no longer be relied upon.

Under EITF 00-19, warrants are considered free-standing instruments in that they are legally detachable and separately exercisable. The conversion benefits, which are embedded in these debt issues, derive value from the relationship between the stock price and debt conversion price, and are considered embedded derivatives under the provisions of SFAS 133. The fair values of both the warrants and conversion benefits are calculated using a Black-Scholes Option Pricing Model, taking into consideration factors such as the underlying price of the common stock, the exercise price for warrants or the conversion price for the conversion benefit, the stock volatility, and the risk-free interest rates available for comparable time periods.

Free-standing instruments (warrants), and embedded derivatives (conversion benefits) which are initially bifurcated or separated from the host financial instrument, are recorded as separate liabilities, in cases where the security holder has a right to choose to receive a “net settlement” of cash. The identification of such net settlement provisions for prior convertible debt issuances with warrants and conversion privileges resulted in the Company concluding that such securities should have been identified as “derivatives”, and therefore warrant and conversion privilege liabilities must be recorded as separate derivative liability accounts on the Company’s restated balance sheet, and marked to market for each subsequent reporting period with any non-cash charges or credits attributed to the revised fair value of the liability being recognized through earnings (after the reversal of previously incorrectly recorded charges and/or credits to earnings).

If the decision to settle the outstanding liability remains with the Company, the value of the warrants should be recorded in an equity account. The identification of the settlement provisions being controlled by the Company under certain debt issuances resulted in the Company determining that the warrants should be reflected in the restated Reports as components of equity, as compared to having been previously recorded as liabilities with non-cash charges and/or credits to earnings as a result of being marked to market for each period presented.

FSP No. EITF 00-19-2 specifies that the contingent obligations to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” FSP No. EITF 00-19-2 also requires additional disclosure regarding the nature of any registration payment arrangements, alternative settlement methods, the maximum potential amount of consideration and the current carrying amount of the liability, if any. The Company previously adopted the provisions of FSP No. EITF 00-19-2 for the reporting period December 31, 2006, and does not estimate that any additional contingency accruals and/or disclosures would be required to be included in the Company’s restated Reports other than those items expected to be reflected in the respective amended and restated Reports.

    The Company also previously sold stock units which included warrants along with common stock. In these cases, a portion of the proceeds equal to the value of the warrants is allocated to the warrants, with the balance allocated to the stock. In such cases where a net settlement provision for cash exists, the values of the warrants are treated as liabilities, and the balance is revalued at the end of each reporting period with any change in value being recognized currently as a non-cash charge and/or credit to earnings. When a warrant classified as a liability is exercised or cancelled, the fair value of the warrant, as determined at the time of exercise or cancellation, is transferred to equity, and is no longer revalued. A similar adjustment is made for a conversion benefit classified as a liability when the debt is converted to stock, or cancelled.

           The Company plans to first file its quarterly report on Form 10-QSB for the quarter ended September 30, 2007, which will include the proper accounting treatment for the prior financings. The Company intends to diligently work with its professional advisors to file restated Reports that will be included in amended Form 10-KSB and Form 10-QSB filings, which are expected to be filed by December 15, 2007.

    On November 8, 2007, the Company provided Robert G. Jeffrey, CPA with a copy of the disclosures it is making in response to Item 4.02 on this Form 8-K, and has requested that Robert G. Jeffrey, CPA, furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements as promptly as possible. Such letter is filed herewith as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Letter from Robert G. Jeffrey, CPA dated as of November 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airtrax, Inc.

Date: November 8, 2007	By:	/s/ Robert M. Watson
Robert M. Watson
Chief Executive Officer

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